Exhibit 99.1

Provident Financial Services, Inc. Completes Merger with Lakeland Bancorp, Inc.

Combines the Best of Two Highly Regarded Banks to Create the Premier

Super Community Bank in the Region

Company Names New Board Members and Executive Leadership Team

ISELIN, N.J. May 16, 2024 – Provident Financial Services, Inc. (NYSE: PFS) (“Provident”) announced today that its merger with Lakeland Bancorp, Inc. (“Lakeland”) was completed, creating the premier super community banking franchise in the region. The merger of Lakeland Bank with and into Provident Bank has also been completed. In accordance with the Agreement and Plan of Merger dated as of September 26, 2022, as amended (the “Merger Agreement”), at the close of the transaction Lakeland shareholders have the right to receive 0.8319 of a share of Provident common stock for each share of Lakeland common stock they owned immediately prior to the effective time of the merger, along with cash in lieu of fractional shares. Following the closing, Provident shareholders own 58% and Lakeland shareholders will own 42% of the combined company.

On a pro forma basis, the combined company will have approximately $24.5 billion of assets, $18.8 billion of loans, deposits of $18.6 billion, and total stockholders’ equity of $2.3 billion. The combined company will operate under the “Provident Financial Services, Inc.” name and the combined bank will operate under the “Provident Bank” name and will operate 140 branches across New Jersey and parts of New York and Pennsylvania.

The combined organization is strategically positioned to benefit from a diverse revenue and earnings stream; an expansive retail banking network; strong positions in several lines of business, including commercial real estate, residential mortgage origination, asset-based lending, and equipment lease financing; along with a robust commercial banking platform. The combined company will also benefit from two fee-based business lines with its Beacon Trust wealth management subsidiary and Provident Protection Plus insurance subsidiary.

Commenting on the completion of the merger, Anthony Labozzetta, President and CEO said, “We are extremely pleased and excited to announce the completion of our merger with Lakeland. The merger creates a company with significant scale and capabilities with a strong capital base and low credit risk profile. In Lakeland we found a like-minded partner that shares our vision, values, and commitment to our employees, customers, shareholders, and communities.”

“Our employees will benefit from greater opportunities and resources that a bank with nearly $25 billion in assets possesses, customers will benefit by having access to a wider array of products and services driven by enhanced technology, and our communities will benefit from our commitment to helping those in need, which dates back to 1839. More importantly, the entire organization benefits from having a dynamic and experienced executive leadership team selected from both companies. I am delighted to welcome Lakeland’s team members to Provident.”

Thomas J. Shara, Executive Vice Chairman and Lakeland’s former President and CEO, added, “Our merger with Provident Bank presents new opportunities for expansion, innovation and excellence. Our long-standing commitment to serving our customers and communities will remain unwavering as we build upon our combined strengths and focus on the future together as one united team.” In connection with the closing of the merger, Provident and Provident Bank appointed five new directors to their Boards of Directors, who are all former directors of Lakeland:

•	Thomas J. Shara, former President and Chief Executive Officer, will serve as Executive Vice Chairman

•	Brian M. Flynn, partner at PKF O’Connor Davies, LLP

•	Brian A. Gragnolati, President and CEO of Atlantic Health System

•	James E. Hanson II, President and CEO of The Hampshire Companies

•	Robert E. McCracken, President of Smith-McCracken Funeral Home and Wood Funeral Home

In conjunction with the closing of the merger, Terence Gallagher and Robert McNerney have retired from the Boards of Directors of Provident and Provident Bank. With these changes, Provident and Provident Bank’s Boards of Directors each will be comprised of 14 members.

“The company is privileged to add these five directors to its Board,” said Christopher Martin, Executive Chairman. “Each brings a unique set of skills and expertise to an already impressive and diverse Board. I would also like to thank Terry Gallagher and Bob McNerney for their dedicated service to our company. I know I speak for the entire Board when I say that their advice and business acumen have proved invaluable to our organization.”

In addition to Mr. Labozzetta and Mr. Shara, the company also formally named the other members of its executive leadership team:

•	Thomas Lyons, Senior Executive Vice President and Chief Financial Officer

•	James Christy, Executive Vice President and Chief Risk Officer

•	Joseph Covell, Senior Vice President and General Auditor

•	Vito Giannola, Executive Vice President and Chief Banking Officer

•	George Lista, President and CEO, Provident Protection Plus, Inc.

•	Bennett MacDougall, Executive Vice President and General Counsel

•	Timothy Matteson, Executive Vice President and Chief Administrative Officer

•	Valerie Murray, Executive Vice President and Chief Wealth Management Officer

•	James Nigro, Executive Vice President and Chief Credit Officer

•	Carolyn Powell, Executive Vice President and Chief Human Resources Officer

•	John Rath, Executive Vice President and Chief Lending Officer

•	Ravi Vakacherla, Executive Vice President and Chief Digital and Innovation Officer

“When the merger was first announced, I stated that our executive leadership team would be drawn from the combined company’s deep talent pool,” said Mr. Labozzetta. “The exceptional team we have assembled reflects our commitment to bring together a diverse group of leaders who are committed to delivering an exceptional employee and customer experience, and honoring our long-standing commitment to the communities we serve,” added Mr. Labozzetta.

Until the systems conversion, which is scheduled for early September of 2024, the Provident and Lakeland retail banking networks will continue to operate separately under their respective brands. Customers of both banks will not experience any immediate changes to their accounts, loan payments, use of debit cards, access to ATMs, or access to account information, either on-line or through mobile-banking applications.

About Provident

Provident Financial Services, Inc. (NYSE:PFS), is the holding company for Provident Bank, which has assets of $24.5 billion on a pro forma basis. Provident Bank is a community-oriented financial institution offering “commitment you can count on” since 1839 and provides a comprehensive array of financial products and business and retail services through its network of branches throughout northern and central New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Orange, Queens and Nassau Counties in New York. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans, and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, and mortgage options. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Provident’s beliefs, goals, intentions, and expectations regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; Provident’s estimates of future costs and benefits of the actions it may take; Provident’s assessments of probable losses on loans; Provident’s assessments of interest rate and other market risks; Provident’s ability to achieve its financial and other strategic goals; the expected cost savings, synergies and other anticipated benefits from the transaction between Provident and Lakeland; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms of the transaction.

Additionally, forward-looking statements speak only as of the date they are made; Provident does not assume any duty, and does not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Provident. Such statements are based upon the current beliefs and expectations of the management of Provident and are subject to significant risks and uncertainties outside of the control of Provident. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the outcome of any legal proceedings that may be instituted against Provident; the ability of Provident to meet expectations regarding the accounting and tax treatments of the transaction; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Provident does business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that Provident may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate operations of the two companies; such integration may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; Provident’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Provident’s issuance of additional shares of its capital stock in connection with the transaction; effects of the completion of the transaction on the ability of Provident to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on Provident’s operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on Provident and other factors that may affect future results of Provident; uncertainty as to the impacts of natural disasters or health epidemics on Provident; and the other factors discussed in the “Risk Factors” section of each of Provident’s and Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2023, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Provident’s and Lakeland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and other reports Provident files with the Securities and Exchange Commission.